UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 15, 2014

BRIDGE BANCORP, INC.

(Exact name of the registrant as specified in its charter)

New York	001-34096	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2200 Montauk Highway
Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

(631) 537-1000

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

X	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 7.01.       Regulation FD Disclosure

A Bridge Bancorp, Inc. (“Bridge Bancorp”) investor presentation relating to the transaction discussed in Item 8.01 of this Current Report on Form 8-K is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 8.01        Other Events

On December 15, 2014, Bridge Bancorp, the parent company of Bridgehampton National Bank, and Community National Bank jointly announced the signing of an Agreement and Plan of Merger (“Merger Agreement”) pursuant to which Bridge Bancorp will acquire, in an all-stock merger, Community National Bank.  Under the terms of the Merger Agreement, shareholders of Community National Bank will receive 0.79 shares of Bridge Bancorp for each share of Community National Bank. The press release announcing the transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.  Bridge Bancorp will file a copy of the Merger Agreement as an exhibit to a separate Current Report on Form 8-K.

Item 9.01.                             Financial Statements and Exhibits

(d)                             Exhibits

Exhibit 99.1	Press Release dated December 15, 2014

Exhibit 99.2	Bridge Bancorp, Inc. Investor Presentation dated December 15, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bridge Bancorp, Inc.
(Registrant)

/s/ Kevin M. O’Connor
Kevin M. O’Connor
President and Chief Executive Officer

Dated:  December 15, 2014